Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Annual Report (Form 10-K) of Best Buy Co., Inc. of our report dated April 1, 2003, included in the 2003 Annual Report to Shareholders of Best Buy Co., Inc.

Our audit also included the financial statement schedule of Best Buy Co., Inc. listed in Item 15(a). This schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements on Form S-3 pertaining to the Convertible Debentures due June 27, 2021 (No. 333-70060) and the 2.25% Convertible Subordinated Debentures due January 15, 2022 (No. 333-83562), the Registration Statements on Form S-8 pertaining to the Deferred Compensation Plan (Nos. 333-49371 and 333-80967), the 1997 Directors’ Non–Qualified Stock Option Plan (No. 333-39531), the 1997 Employee Non–Qualified Stock Option Plan (Nos. 333-39533 and 333-61897), the 1987 Employee Non-Qualified Stock Option Plan (No. 33-54875), the 1994 Full-Time Employee Non-Qualified Stock Option Plan (No. 33-54871), the 1987 Directors’ Non-Qualified Stock Option Plan (No. 33–54873), the 2000 Restricted Stock Award Plan (No. 333-46228), and The Assumed Musicland 1988 Stock Option Plan, The Assumed Musicland 1992 Stock Option Plan, The Assumed Musicland 1994 Stock Option Plan, and The Assumed Musicland 1998 Stock Incentive Plan (collectively, No. 333-56146) of our report dated April 1, 2003, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Best Buy Co., Inc.

/s/ Ernst & Young LLP
Minneapolis, Minnesota
May 28, 2003